UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 11, 2017

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                  ☐

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Taubman Severance Plan for Senior Level Management

On December 11, 2017 (the “Effective Date”), the Compensation Committee of the Board of Directors of Taubman Centers, Inc. (the “Compensation Committee”) approved the Taubman Severance Plan for Senior Level Management (the “Severance Plan”). The Severance Plan provides designated employees of The Taubman Company LLC (the “Manager”) with certain benefits in the event of an Involuntary Termination. An Involuntary Termination is defined as a termination of employment (1) by the Manager other than for cause or such employee’s death or disability or (2) by the employee for good reason (each term, as defined therein). The Compensation Committee has designated irrevocably all current employees who are members of the Operating Committee of the Manager (including Simon Leopold, Executive Vice President and Chief Financial Officer) to participate in the Severance Plan, except Messrs. Robert Taubman and William Taubman (the “Participants”).

Consistent with existing Change in Control agreements in place for certain members of the Operating Committee of the Manager, the Severance Plan includes coverage for an Involuntary Termination within one year after a Change in Control (as defined therein). In the event of a Change of Control Termination, a Participant will be entitled to (i) payment of annual salary, unused paid time off or unused vacation earned and accrued prior to such termination (paid no more than 30 days after termination), (ii) a cash lump sum payment (payable within 65 days after termination) equal to the sum of (A) 250% of the sum of (I) 12 times the highest monthly base salary in the 12-month period preceding the month in which termination occurs (the “annual base salary”) and (II) the greater of the Participant’s target bonus in the year of termination or the highest bonus earned in the last three full fiscal years (or for such lesser number of full fiscal years prior to termination), including annualization for a bonus earned in a partial fiscal year (the “annual bonus”) (collectively, the “CIC Cash Severance”) and (B) 18 times the applicable monthly COBRA premium, with the CIC Cash Severance to be reduced by any annual base salary or annual bonus payable for a termination event under any employment agreement (including a change of control employment agreement) the Participant otherwise has with the Manager, (iii) full and immediate vesting of the Participant’s unvested equity awards (other than performance equity awards) under The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”), and (iv) the vesting of the Participant’s unvested performance equity awards under the Omnibus Plan, with the determination of performance and other factors as provided under the terms of the Omnibus Plan and related award agreement.

In the event of any other Involuntary Termination, a Participant will be entitled to (i) payment of annual salary, unused paid time off or unused vacation earned and accrued prior to such termination (paid no more than 30 days after termination), (ii) a cash lump sum payment (payable within 65 days after termination) equal to the sum of (A) 200% of the sum of (I) the annual base salary and (II) the annual bonus (collectively, the “non-CIC Cash Severance”) and (B) 18 times the applicable monthly COBRA premium, with the non-CIC Cash Severance to be reduced by any annual base salary or annual bonus payable for a termination event under any employment agreement (including a change of control employment agreement) the Participant otherwise has with the Manager, (iii) full and immediate vesting of the Participant’s unvested equity awards (other than performance equity awards) under the Omnibus Plan, and (iv) the vesting of the Participant’s unvested performance equity awards under the Omnibus Plan with the determination of performance and other factors as provided under the terms of the Omnibus Plan and related award agreement.

Except as specifically set forth above, the foregoing amounts and rights will not be reduced or canceled pursuant to any provision regarding the same in any employment agreement (including any change in control employment agreement) a Participant otherwise has with the Manager. If any payments and benefits to be paid or provided to a Participant, whether pursuant to the terms of the Severance Plan or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the eligible employee.

Receipt of the payments and benefits (other than the annual salary, unused paid time off or unused vacation earned and accrued prior to the termination of employment) under the Severance Plan is subject to execution by the Participant of a general waiver and release of claims with the Manager that becomes effective. Further, any rights to payment under the Severance Plan will terminate immediately if the Participant violates any proprietary information or confidentiality obligation to the Manager.

The Severance Plan terminates 24 months after the Effective Date.

The foregoing description is qualified in its entirety by the Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Retention Award

On December 11, 2017, the Compensation Committee approved a one-time equity retention award to Simon Leopold, Executive Vice President and Chief Financial Officer. The retention award includes grants of (i) a cash award of $400,000, with vesting in equal installments on March 1, 2018 and 2019, respectively and (ii) 11,400 restricted stock units, with one-third of such award vesting on December 31, 2018 and the remainder vesting on December 31, 2019, in each case subject to Mr. Leopold’s continued employment through the applicable vesting dates.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

10.1	Taubman Severance Plan for Senior Level Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2017	TAUBMAN CENTERS, INC.

	By:	/s/ Chris B. Heaphy
Chris B. Heaphy
Assistant Secretary